sAugust 11, 1995


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Room 1004
          Judiciary Plaza
          Washington, D.C.  20549

          RE:  El  Chico Restaurants, Inc. 10-Q for Quarter  Ended June 30,
          1995


          Gentlemen:

          Enclosed for filing are eight complete copies of Form 10-Q for the above registrant for the quarter ended June 30, 1995, one of which is manually signed.

          By copy of this letter, we are also forwarding three complete copies, one of which is manually signed, to the National Association of Securities Dealers, Inc.

          Please acknowledge receipt of the enclosed by file-stamping and returning the enclosed copy of this letter in the envelope provided.

          Sincerely,


          Susan R. Holland
          Treasurer, Controller

          /kgt


          cc:  National Assoc. of Securities Dealers, Inc.
               (w/enclosures)
               Lawrence E. White
               John A. Cuellar
               Ron Frappier
               Darl Hatfield
               Britt Langford